ATSG Issues Preliminary Outlook for 2016 Results

WILMINGTON, Ohio - January 26, 2017 - Air Transport Services Group, Inc. (NASDAQ:ATSG) today announced that its Adjusted EBITDA from Continuing Operations, as defined below, is expected to be approximately $7 million lower than indicated in its prior guidance for the fourth quarter and full year 2016. This reduction in guidance is due to the revenue loss resulting from a brief work stoppage in mid-November 2016 by pilots of its subsidiary ABX Air.
ATSG now expects 2016 Adjusted EBITDA from Continuing Operations for the fourth quarter and full year 2016 to be approximately $56 million and $211 million, respectively.
“Overall, we achieved significant gains across our businesses in 2016, including strong revenue growth and cash flow from additional 767 freighter deployments to external lease customers as well as other support services,” said Joe Hete, President and CEO of ATSG. “The decision of the Teamster-represented pilots at ABX Air to resort to a work stoppage stemmed from a dispute over scheduling assignments and interrupted ABX Air’s operations for a short time prior to being enjoined by the U.S. District Court.”
Hete added that ATSG will report its full fourth quarter and year-end 2016 financial results and hold its earnings conference call in early March 2017. At that time, ATSG will also provide its outlook for 2017, which will benefit from the significant growth in ATSG’s externally leased fleet of 767 freighter aircraft during 2016, as well as those additions planned during 2017.
Adjusted EBITDA from Continuing Operations is defined as earnings from continuing operations before income taxes plus depreciation and amortization expenses, net interest expense, non-service components of retiree benefit costs, amortization of lease incentive costs recorded in revenue and the write-off of debt issuance costs from a non-consolidating affiliate, less financial instrument gains and losses.
Management uses Adjusted EBITDA from Continuing Operations to assess the performance of its operating results among periods. Adjusted EBITDA from Continuing Operations should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, or as an alternative measure of liquidity.
About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including two airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Airborne Maintenance and Engineering Services, Inc. For more information, please see www.atsginc.com.
Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, our operating airlines' ability to maintain on-time service and control costs; ABX Air's ability to provide flight crews to meet its customers' requirements; the number and timing of deployments and redeployments of our aircraft to customers; the cost and timing with respect to which we are able to purchase and modify aircraft to a cargo configuration; the successful implementation and operation of the new air network for Amazon; changes in market demand for our assets and services; and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact:
Quint O. Turner, ATSG Inc. Chief Financial Officer
937-366-2303